UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2011

REMEC LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

California	1-16541	27-6929969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10636 Scripps Summit Court, Suite 143 San Diego, CA 92131

(Address of principal executive offices, with zip code)

(858) 259-4265

(Registrant’s telephone number, including area code)

3790 Via de la Valle, Del Mar, CA 92014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2011, the REMEC Liquidating Trust (the “Trust”) entered into release agreements with Polo Plaza, LLC, a California limited liability company (“Polo Plaza”), related to the premises leased by the Trust from Polo Plaza and previously used as the company headquarters for REMEC, Inc. As a result of this action, the letter of credit issued in favor of Polo Plaza in the principal amount of five hundred thousand dollars ($500,000) has been extinguished, and the collateralized money market account used by the Trust to secure this letter of credit has been reclassified by the Trust to cash and cash equivalents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC LIQUIDATING TRUST

Date: November 22, 2011	By:	/s/ Richard A. Sackett
Richard A. Sackett, Trustee